Exhibit 99.1

CONTACTS:

Christine Nakamoto, Investor Relations

Palm, Inc.

408.617.7626

christine.nakamoto@palm.com

Dolleen Casey, Media Relations

A&R Edelman for Palm, Inc.

954.306.3341

dolleen.casey@ar-edelman.com

Palm Reports Q4 and FY 2008 Results

SUNNYVALE, Calif., June 26, 2008 — Palm, Inc. (Nasdaq: PALM) today reported that total revenue in the fourth quarter of fiscal year 2008, ended May 30, was $296.2 million. Smartphone sell-through for the quarter reached a record high, totaling 968,000 units, up 29 percent year over year.

“We continue to invest in Palm’s future and remain focused on building long-term value,” said Ed Colligan, president and chief executive officer for Palm, Inc. “Centro is a tremendous hit, we are gaining market share, and we believe with this momentum, and the launch of new Windows Mobile products, we will turn the corner and return to revenue and margin growth.”

Net loss applicable to common shareholders for the fourth fiscal quarter was $43.4 million, or $(0.40) per diluted share. Net loss applicable to common shareholders included stock-based compensation of $5.5 million, amortization of intangible assets of $0.9 million, restructuring charges of $1.3 million, impairment of non-current auction rate securities of $6.7 million and accretion of series B convertible preferred stock of $2.4 million. This compares to net income for the fourth quarter of fiscal year 2007 of $15.4 million, or $0.15 per diluted share, which included stock-based compensation of $5.4 million and amortization of intangible assets of $1.0 million.

Net loss for the fourth fiscal quarter, measured on a non-GAAP(1) basis, totaled $23.9 million, or $(0.22) per diluted share, excluding stock-based compensation, amortization of intangible assets, restructuring charges, impairment of non-current auction rate securities and accretion of series B convertible preferred stock and adjusting the related income tax provision to 40 percent. This compares to non-GAAP net income for the fourth quarter of fiscal year 2007 of $17.8 million, or $0.17 per diluted share, which excluded the effects of stock-based compensation, amortization of intangible assets and adjusting the related income tax provision to 40 percent.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the fourth fiscal quarter totaled negative $40.4 million. EBITDA, adjusted to add back stock-based compensation, other non-operating expense, restructuring charges and impairment of non-current auction rate securities, or Adjusted EBITDA, totaled negative $26.4 million.

Fiscal Year 2008 Results

Revenue for the full fiscal year 2008 was $1.32 billion. Smartphone sell-through for the full year reached a record high, totaling 3.2 million units, up 19 percent year over year.

Net loss applicable to common shareholders for fiscal year 2008 was $110.9 million, or $(1.05) per diluted share. Net loss applicable to common shareholders included stock-based compensation of $31.1 million, amortization of intangible assets of $3.8 million, patent acquisition cost of $5.0 million, restructuring charges of $30.4 million, gain on sale of land of $4.4 million, impairment of non-current auction rate securities of $32.2 million and accretion of series B convertible preferred stock of $5.5 million. This compares to net income in fiscal year 2007 of $56.4 million, or $0.54 per diluted share, which included stock-based compensation of $24.3 million, amortization of intangible assets of $2.0 million and in-process research and development of $3.7 million.

Net loss for fiscal year 2008, on a non-GAAP basis, totaled $36.2 million, or $(0.34) per diluted share, excluding stock-based compensation, amortization of intangible assets, patent acquisition cost, restructuring charges, gain on sale of land, impairment of non-current auction rate securities and accretion of series B convertible preferred stock and adjusting the related income tax provision to 40 percent. This compares to non-GAAP net income in fiscal year 2007 of $73.4 million, or $0.70 per diluted share, which excluded the effects of stock-based compensation, amortization of intangible assets and in-process research and development and adjusting the related income tax provision to 40 percent.

Earnings before interest, taxes, depreciation and amortization, or EBITDA, for fiscal year 2008 totaled negative $123.5 million. EBITDA, adjusted to add back stock-based compensation, other non-operating expense, patent acquisition cost, restructuring charges, gain on sale of land and impairment of non-current auction rate securities, or Adjusted EBITDA, totaled negative $27.8 million.

INVESTOR’S NOTE: The company will hold a conference call today at 1:30 p.m. Pacific/4:30 p.m. Eastern to discuss matters covered in this news release. Investors and other interested parties are encouraged to listen to the call by logging on to the conference call webcast prior to the start of the conference call at Palm’s Investor Relations website http://investor.palm.com. Participants will be able to simultaneously view the presentation slides during the call.

Investors wishing to listen to the conference call via telephone may dial 866.543.6403 (domestic) and 617.213.8896 (international). There is no passcode required for the call.

A telephone replay of the conference call will be available through July 6, 2008. The dial-in number for the replay will be 888.286.8010 (domestic) and 617.801.6888 (international), passcode 60597633. An archive of the audio and visual portion of the conference call will be posted on Palm’s Investor Relations website at http://investor.palm.com.

An audio replay and text transcript of the conference call also can be accessed at the same URL beginning today at approximately 5 p.m. Pacific.

About Palm, Inc.

Palm, Inc. is a global leader and innovator of easy-to-use mobile products that simplify people’s lives and help them stay connected on the go. The company offers a range of products — including Palm® Treo™ and Centro™ smartphones, Palm handhelds, services and accessories — to meet the needs of consumers, mobile professionals and businesses.

Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm online stores (http://www.palm.com/store).

More information about Palm, Inc. is available at http://www.palm.com.

# # #

NON-GAAP Financial Measures: Palm utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. Palm considers the use of non-GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenue and expenses of the business, excluding certain costs that Palm does not anticipate to recur on a quarterly basis. While Palm uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Palm does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Palm believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing the overall health of its business during fiscal years 2008 and 2007, Palm excluded items in the following general categories, each of which are described below:

Acquisition-related Expenses. Palm excluded amortization of intangible assets and in-process research and development resulting from acquisitions to allow more transparent comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. In recent years, Palm has completed the acquisition of the Palm brand and the acquisition of other assets and technologies, which resulted in operating expenses that would not otherwise have been incurred. Palm believes that providing non-GAAP information for amortization of intangible assets and in-process research and development allows the users of its financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of historic and future financial results. Additionally, had Palm internally developed these intangible assets, the amortization of intangible assets and the research and development expenses would have been expensed historically, and Palm believes the assessment of its operations excluding these amortization and research and development costs is relevant to the assessment of internal operations.

Stock-based Compensation. Palm believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, Palm believes that excluding stock-based compensation allows for a more transparent comparison of its financial results to previous periods. In addition, Palm prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Income Tax Provision (Benefit). Palm believes that assuming a 40 percent annual effective tax rate on the non-GAAP operations basis provides a more appropriate view of fiscal year 2008.

Other Expenses. Palm excludes certain other items that are the result of unplanned events to measure its operating performance. Included in these items are patent acquisition cost, restructuring charges, gain on sale of land, impairment of non-current auction rate securities and accretion of series B convertible preferred stock, as these amounts relate to items that are unplanned and are not expected to recur on a quarterly basis. Therefore, by providing this information Palm believes its management and the users of its financial statements are better able to understand the financial results of what Palm considers to be its current financial performance, ongoing operations and prospects for the future.

Earnings Before Interest, Taxes, Depreciation and Amortization. EBITDA is defined as earnings before net interest, taxes, depreciation and amortization. Palm considers this measure to be an important indicator of its operational strength to incur and repay indebtedness. Palm excludes net interest and taxes to allow a creditor to assess the ability to repay different debt instruments. Palm excludes depreciation and amortization because while tangible and intangible assets support Palm’s business, Palm does not believe the related depreciation and amortization costs are directly attributable to Palm’s ability to repay debt. This measure is used by some investors when assessing the performance of the company. In addition, Palm further excludes the other non-GAAP items, such as stock-based compensation, patent acquisition cost, restructuring charges, gain on sale of land and impairment of non-current auction rate securities listed above, to determine Adjusted EBITDA. Palm believes the assessment of its operations further excluding stock-based compensation, net other non-operating income (expense), patent acquisition cost, restructuring charges, gain on sale of land and impairment of non-current auction rate securities is relevant to the assessment of internal operations and comparisons to industry performance.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. Palm compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, Palm evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Palm’s product launches and ability to build long-term value, gain market share and return to revenue and margin growth. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to forecast demand for its products; possible defects in products and technologies developed; Palm’s ability to introduce new products and services successfully and in a cost-effective and timely manner; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to obtain other key technology from third parties free from errors and defects, integrate it with Palm’s products and meet certification requirements, all on a timely basis; Palm’s ability to compete with existing and new competitors; and Palm’s dependence on wireless carriers and ability to meet wireless-carrier certification requirements. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, under the caption Risk Factors and elsewhere, including Palm’s quarterly report on Form 10-Q for the quarter ended Feb. 29, 2008. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

(1) GAAP stands for Generally Accepted Accounting Principles.

Palm, Treo and Centro are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

Palm, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	May 31, 2008	May 31, 2007	May 31, 2008	May 31, 2007
Revenues	$296,155	$401,294	$1,318,691	$1,560,507
Cost of revenues (a)	221,613	247,869	916,810	985,369

Gross profit	74,542	153,425	401,881	575,138
Operating expenses:
Sales and marketing (a)	54,132	62,826	229,702	248,685
Research and development (a)	48,025	57,189	202,764	190,952
General and administrative (a)	12,131	15,341	60,778	59,762
Amortization of intangible assets	883	961	3,775	1,981
Patent acquisition cost	—	—	5,000	—
Restructuring charges (a)	1,299	—	30,353	—
Gain on sale of land	—	—	(4,446)	—
In-process research and development	—	—	—	3,700

Total operating expenses	116,470	136,317	527,926	505,080

Operating income (loss)	(41,928)	17,108	(126,045)	70,058
Impairment of non-current auction rate securities	(6,693)	—	(32,175)	—
Interest (expense)	(7,375)	(271)	(20,397)	(1,970)
Interest income	2,300	6,940	21,860	25,958
Other income (expense), net	(575)	(443)	(1,471)	(1,619)

Income (loss) before income taxes	(54,271)	23,334	(158,228)	92,427
Income tax provision (benefit)	(13,205)	7,982	(52,809)	36,044

Net income (loss)	(41,066)	15,352	(105,419)	56,383
Accretion of series B redeemable convertible preferred stock	2,379	—	5,516	—

Net income (loss) applicable to common shareholders	$(43,445)	$15,352	$(110,935)	$56,383

Net income (loss) per common share:
Basic	$(0.40)	$0.15	$(1.05)	$0.55

Diluted	$(0.40)	$0.15	$(1.05)	$0.54

Shares used to compute net income (loss) per common share:
Basic	107,564	103,209	105,891	102,757

Diluted	107,564	105,157	105,891	104,442

(a) Costs and expenses include stock-based compensation as follows:
Cost of revenues	$307	$425	$1,716	$2,276
Sales and marketing	1,184	1,331	6,607	6,012
Research and development	2,443	2,107	10,267	9,024
General and administrative	1,549	1,531	12,500	6,943
Restructuring charges	—	—	1,091	—

	$5,483	$5,394	$32,181	$24,255

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on May 31.

Palm, Inc.

Reconciliation of GAAP Items to Non-GAAP Items

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	May 31, 2008	May 31, 2007	May 31, 2008	May 31, 2007
Net income (loss) applicable to common shareholders, as reported	$(43,445)	$15,352	$(110,935)	$56,383
Adjustments:
Stock-based compensation (a)	5,483	5,394	31,090	24,255
In-process research and development	—	—	—	3,700
Amortization of intangible assets	883	961	3,775	1,981
Patent acquisition cost	—	—	5,000	—
Restructuring charges	1,299	—	30,353	—
Gain on sale of land	—	—	(4,446)	—
Impairment of non-current auction rate securities	6,693	—	32,175	—
Accretion of series B redeemable convertible preferred stock	2,379	—	5,516	—
Income tax provision/benefit	2,760	(3,894)	(28,697)	(12,901)

Net income (loss), non-GAAP	$(23,948)	$17,813	$(36,169)	$73,418

	Three Months Ended		Fiscal Year Ended
	May 31, 2008	May 31, 2007	May 31, 2008	May 31, 2007
Net income (loss) per common share:
Basic, as reported	$(0.40)	$0.15	$(1.05)	$0.55
Adjustments	0.18	0.02	0.71	0.16

Basic, non-GAAP	$(0.22)	$0.17	$(0.34)	$0.71

Diluted, as reported	$(0.40)	$0.15	$(1.05)	$0.54
Adjustments	0.18	0.02	0.71	0.16

Diluted, non-GAAP	$(0.22)	$0.17	$(0.34)	$0.70

Shares used to compute net income (loss) per common share:
Basic	107,564	103,209	105,891	102,757

Diluted	107,564	105,157	105,891	104,442

(a)	Stock-based compensation charges related to workforce reductions are included in restructuring charges.

The above non-GAAP amounts have been adjusted to eliminate stock-based compensation, in-process research and development, amortization of intangible assets, patent acquisition cost, restructuring charges, gain on sale of land, impairment of non-current auction rate securities and accretion of series B convertible preferred stock and for the related income tax provision on a non-GAAP basis of 40% during the three months and fiscal year ended May 31, 2008 and 40% during the three months and fiscal year ended May 31, 2007.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on May 31.

Palm, Inc.

Reconciliation of GAAP Items to Non-GAAP Items (continued)

(In thousands)

(Unaudited)

	Three Months Ended		Fiscal Year Ended
	May 31, 2008	May 31, 2007	May 31, 2008	May 31, 2007
Net income (loss), as reported	$(41,066)	$15,352	$(105,419)	$56,383
Interest (income) expense, net	5,075	(6,669)	(1,463)	(23,988)
Taxes	(13,205)	7,982	(52,809)	36,044
Depreciation/amortization	8,747	7,803	36,209	21,631

EBITDA	(40,449)	24,468	(123,482)	90,070
Adjustments:
Stock-based compensation (a)	5,483	5,394	31,090	24,255
Other non-operating (income) expense, net	575	443	1,471	1,619
In-process research and development	—	—	—	3,700
Patent acquisition cost	—	—	5,000	—
Restructuring charges	1,299	—	30,353	—
Gain on sale of land	—	—	(4,446)	—
Impairment of non-current auction rate securities	6,693	—	32,175	—

Adjusted EBITDA	$(26,399)	$30,305	$(27,839)	$119,644

(a)	Stock-based compensation charges related to workforce reductions are included in restructuring charges.

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on May 31.

Palm, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except par value amounts)

(Unaudited)

	May 31, 2008	May 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$176,918	$128,130
Short-term investments	81,830	418,555
Accounts receivable, net of allowance for doubtful accounts of $1,169 and $3,172, respectively	116,430	204,335
Inventories	67,461	39,168
Deferred income taxes	82,011	135,906
Investment for committed tenant improvements	—	1,331
Prepaids and other	15,436	10,222

Total current assets	540,086	937,647
Restricted investments	8,620	—
Non-current auction rate securities	29,944	—
Land held for sale	—	60,000
Property and equipment, net	39,636	36,634
Goodwill	167,960	167,596
Intangible assets, net	61,048	76,058
Deferred income taxes	317,222	267,348
Other assets	15,746	2,719

Total assets	$1,180,262	$1,548,002

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$161,642	$196,155
Income taxes payable	1,088	62,006
Accrued restructuring	8,058	5,406
Provision for committed tenant improvements	—	1,331
Current portion of long-term debt	4,000	—
Other accrued liabilities	236,558	216,125

Total current liabilities	411,346	481,023
Non-current liabilities:
Long-term debt	394,000	—
Non-current tax liabilities	6,127	—
Other non-current liabilities	2,098	4,568

Series B redeemable convertible preferred stock, $0.001 par value, 325 shares authorized; outstanding: 325 shares and 0 shares, respectively; aggregate liquidation value: $325,000 and $0 respectively	255,671	—

Stockholders’ equity:
Series A preferred stock, $0.001 par value, 125,000 shares authorized; none outstanding	—	—
Common stock, $0.001 par value, 2,000,000 shares authorized; outstanding: 108,369 shares and 103,796 shares, respectively	108	104
Additional paid-in capital	659,141	1,492,362
Accumulated deficit	(537,484)	(431,698)
Accumulated other comprehensive income (loss)	(10,745)	1,643

Total stockholders’ equity	111,020	1,062,411

Total liabilities and stockholders’ equity	$1,180,262	$1,548,002

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on May 31.

Palm, Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	May 31, 2008	May 31, 2007
Cash flows from operating activities
Net income (loss)	$(41,066)	$15,352
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation	5,330	3,308
Stock-based compensation	5,483	5,394
Amortization of intangible assets	3,417	4,495
Amortization of debt issuance costs	785	—
Deferred income taxes	(28,658)	(4,300)
Realized (gain) loss on sale of equity investments	320	(10)
Excess tax benefit related to stock-based compensation	(3)	(2,192)
Impairment of non-current auction rate securities	6,693	—
Changes in assets and liabilities:
Accounts receivable	42,084	9,546
Inventories	(26,653)	(1,663)
Prepaids and other	(2,022)	1,487
Accounts payable	702	(2,461)
Income taxes payable	14,470	10,676
Accrued restructuring	(2,596)	(267)
Other accrued liabilities	9,620	3,541

Net cash provided by (used in) operating activities	(12,094)	42,906

Cash flows from investing activities:
Purchase of property and equipment	(3,349)	(5,028)
Purchase of short-term investments	(77,303)	(170,634)
Sale of short-term investments	3,452	73,071
Sale of restricted investments	165	—

Net cash used in investing activities	(77,035)	(102,591)

Cash flows from financing activities:
Proceeds from issuance of common stock; employee stock plans	4,534	11,425
Excess tax benefit related to stock-based compensation	3	2,192
Repayment of debt	(1,272)	(7,772)
Cash distribution to stockholders	(180)	—

Net cash provided by financing activities	3,085	5,845

Effects of exchange rate changes on cash and cash equivalents	266	—
Change in cash and cash equivalents	(85,778)	(53,840)
Cash and cash equivalents, beginning of period	262,696	181,970

Cash and cash equivalents, end of period	$176,918	$128,130

Other cash flow information:
Cash paid for taxes	$1,221	$1,761

Cash paid for interest	$6,438	$17

Non-cash investing and financing activities:
Liability for property and equipment acquired	$3,334	$—

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the periods are presented as ending on May 31.

###